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                                                                      EXHIBIT 15

August 13, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Re: Parker Drilling Company Registration on Form S-8 and Form S-3

We are aware that our report dated July 30, 2002, on our review of the interim financial information of Parker Drilling Company for the three and six month periods ended June 30, 2002 and 2001 and included in this Form 10-Q for the quarter ended June 30, 2002 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345, 333-59132, 333-70444, 333-41369, 333-84069), Form S-3 (File
No. 333-36498) and Form S-4 (File No. 333-91708).



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP